UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A/A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Winner Medical Group Inc.
(Name of Registrant as Specified In Its Charter)

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WINNER MEDICAL GROUP INC.

Notice Of Annual Meeting Of Stockholders

To Be Held On April 29, 2011

The Annual Meeting of Stockholders of Winner Medical Group Inc., the “Company,” will be held on April 29, 2011 at 10 a.m. local time at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, the People’s Republic of China for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect five directors to hold office until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of BDO Limited as the Company’s independent auditors for the fiscal year ending September 30, 2011.

3.	To consider and approve an advisory (non-binding) proposal concerning the Company’s named executive compensation program.

4.	To consider and approve an advisory (non-binding) proposal concerning the frequency of advisory (non-binding) stockholder votes on the Company’s named executive compensation program.

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 2, 2011 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jianquan Li
Jianquan Li
Chairman

Shenzhen, People's Republic of China
March 4, 2011
YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

WINNER MEDICAL GROUP INC.

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
People’s Republic of China

(86) 755-28138888

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

Winner Medical Group Inc., the “Company” is furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 29, 2011 at 10 a.m. local time (together with any adjournments thereof, the “Annual Meeting”), at 4F, Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, Guangdong Province, China / Post Code: 518109. Only holders of the Company’s common stock as of the close of business on March 2, 2011, the “Record Date,” are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 24,130,247 shares of common stock outstanding.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on April 29, 2011—the Company’s Annual Report for the year ended September 30, 2010 and this Proxy Statement are available at www.edocumentview.com/WWIN.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Before the annual meeting, you can appoint a proxy to vote your shares of Common Stock by following the instructions contained in the Notice of Internet Availability of Proxy Materials. You can do this by (i) using the Internet (http://www.edocumentview.com/WWIN), (ii) calling the toll-free telephone number (1-800-652-8683) or (iii) if you have a printed copy of the Company’s proxy materials, by completing, signing and dating the proxy card where indicated and mailing or otherwise returning the card to the Company prior to the beginning of the annual meeting. Voting using the Internet or telephone will be available until 4:00 p.m., Central Time, on Thursday, April 28, 2011. All proxy cards received by the Company prior to the meeting that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received that does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this proxy statement, for the ratification of the appointment of BDO Limited as the Company’s independent auditors for the fiscal year ending September 30, 2011, for the (non-binding) approval of the Company’s named executive compensation program and will be disregard when considering the (non-binding) proposal on the frequency of advisory (non-binding) stockholder votes on the Company’s named executive compensation program. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Nevada law and the Company’s Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked, “Withhold,” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For the (non-binding) vote on the frequency of advisory (non-binding) stockholder votes on the Company’s named executive compensation program, the frequency with the highest vote total is considered approved. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to Mr. Xiuyuan Fang, the Secretary of the Company, at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, the People’s Republic of China, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this proxy statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

Name	Age	Position	Term Expires on the Date of the Annual Meeting Held in the Year
Jianquan Li	56	Chief Executive Officer and President, and Chairman of the Board	2011
Xiuyuan Fang	43	Chief Financial Officer, Vice President, Treasurer and Director	2011
Larry Goldman	55	Director	2011
Lawrence Xiaoxia Pan	50	Director	2011
Dr. Horngjon Shieh	49	Director	2011

The Board has determined that the following directors for fiscal 2010 are “independent” under the current rules of the Nasdaq Stock Market: Larry Goldman, Lawrence Xiaoxia Pan and Dr. Horngjon Shieh.

At the Annual Meeting, the stockholders will vote on the election of Jianquan Li, Xiuyuan Fang, Larry Goldman, Lawrence Xiaoxia Pan and Dr. Horngjon Shieh as directors to serve for a one-year term until the annual meeting of stockholders in 2012 and until their successors are elected and qualified. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

JIANQUAN LI. Mr. Li has served as the Company’s Chief Executive Officer, President and director since December 16, 2005 and Chairman of the Board since December 16, 2005. Mr. Li is the founder of Winner Group and has served as its Chairman and CEO since its subsidiary companies’ formation in 1991. Mr. Li has more than 30 years experience in the medical dressing industry. Mr. Li is a graduate of the Hubei Foreign Trade University with a major in International Trade. As Chairman and CEO, Mr. Li oversees the implementation of the business plan of Winner Medical.

The Board concluded that Mr. Li should be nominated and served as a director due to his leadership and extensive knowledge of the Company, all of which are essential to the development of the Company’s strategic vision.

XIUYUAN FANG. Mr. Fang has been the Company’s Chief Financial Officer, Vice President and Treasurer since December 16, 2005 and a director since January 7, 2006. Mr. Fang has been employed by Winner Group since 1999. Mr. Fang is a certified public accountant and has extensive experience in financial management, capital management and tax planning. He was responsible for Winner Group’s financial management and capital management programs. He graduated from Zhongnan University of Economics and Law. Mr. Fang is a CPA licensed through the Chinese Institute of Certified Public Accountants and has over 20 years of financial management, internal control and accounting management experience.

The Board concluded that Mr. Fang should be nominated and served as a director due to his many years of experience in financial management, internal control and accounting management.

LARRY GOLDMAN. Larry Goldman became a member of the Board of Directors on May 8, 2006. Mr. Goldman is a Certified Public Accountant, with over 30 years of auditing, consulting and technical SEC reporting experience. Mr. Goldman served from May 2006 to October 2007 as Acting CFO, and currently is a financial consultant, for Lightbridge Corporation (Nasdaq: LTBR), a nuclear fuels development company. Prior to joining Lightbridge Corporation, Mr. Goldman served as the CFO and VP of Finance for WinWin Gaming, Inc. (OTCBB: WNWN), a multi-media developer and publisher of sports, lottery and other games. Prior to joining WinWin in October 2004, Mr. Goldman was a partner at Livingston Wachtell & Co., LLP and had been with that firm for the previous 19 years. Mr. Goldman is also an independent director and audit committee chairman for China Advanced Construction Materials Group, Inc. (Nasdaq: CADC), a China-based manufacturer of concrete, Wonder Auto Tech, Inc. (Nasdaq: WATG), a leading manufacturer of automotive electrics, suspension products and engine accessories in China, China Integrated Energy, Inc. (Nasdaq: CBEH), a bio-diesel company in China, and China Gengsheng Minerals, Inc. (NYSE Amex: CHGS), a developer and manufacturer of high-tech industrial material products. Mr. Goldman has extensive experience in both auditing and consulting with Chinese public companies, working in the Asian marketplace since 2000, and he frequently travels to China. He currently provides various CFO consulting and SEC reporting support to a number of other Chinese companies listed in the United States. Mr. Goldman holds a Bachelor of Science degree in Accounting from the State University of New York at Oswego and a Master of Science degree in Taxation from Pace University.

The Board concluded that Mr. Goldman should be nominated and served as a director due to his many years of experience in working with public companies.

LAWRENCE XIAOXIA PAN. Lawrence Xiaoxia Pan has served as a director of the Company since January 14, 2010. Mr. Pan is the Founding Partner of China SageWater Capital Partners. Mr. Pan has invested in and advised Chinese companies specializing in industries such as mass consumption, retail, healthcare, high-end manufacturing and mining. He is also the former China Chief Representative and Director of Asia Pacific Region of NASDAQ from 2004 until 2007. Mr. Pan has previously held senior positions in corporate finance and asset management at Morgan Stanley, providing advice to a variety of Chinese companies and banks seeking to access the U.S. capital markets. Mr. Pan has a B.S. and M.S. in Materials Science from Beijing Institute of Science an EMBA in International Business from University of London and a Certificate in Financial Analysis from New York University.

The Board concluded that Mr. Pan should be nominated and served as a director due to his strong experience in operations and U.S. capital market experience, which is important to the Company’s business operations, risk assessment and capital market decisions.

DR. HORNGJON SHIEH. Dr. Shieh has been a director of the Company since May 8, 2006. Dr. Shieh has served as a professor at the City University of Hong Kong for the past eleven years, where he taught enterprise resource planning, accounting information systems, accounting information systems security and control, financial accounting, managerial accounting, financial management, financial statement analysis, international accounting and international financial statement analysis and researched international accounting, information content and usefulness of financial statements, corporate governance, as well as disclosure requirements and capital market access. He currently serves as program leaders of Master of Arts in International Accounting and BBA Accounting and Management Information Systems for the school. Dr. Shieh received a PhD in accounting and an MBA in finance from New York University. He is also a Certified Information Systems Auditor (CISA). Dr. Shieh has conducted numerous consultation projects, seminars and workshops in the Greater China area.

The Board concluded that Mr. Shieh should be nominated and served as a director due to his experience in business and project management in the Greater China area.

There are no family relationships among any of the Company’s directors or executive officers.

DIRECTOR NOMINATION

Criteria for Board Membership. In recommending candidates for appointment or re-election to the Board, the governance and nominating committee, the “Governance and Nominating Committee,” considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that a majority of the directors are independent under the rules of the Nasdaq Stock Market, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market and that at least one member of the Board qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are recommended on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties.

Process for Identifying and Evaluating Nominees. The Governance and Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Governance and Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Governance and Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Governance and Nominating Committee deems appropriate, a third-party search firm. The Governance and Nominating Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Governance and Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Governance and Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Stockholder Nominees. The Governance and Nominating Committee will consider suggestions from stockholders regarding possible director candidates for election at the annual meeting to be held in 2012. Any such nominations should be submitted to the Governance and Nominating Committee, c/o Mr. Xiuyuan Fang, the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2012 Annual Meeting” below. Each director nominated in this Proxy was recommended for election by the Governance and Nominating Committee and by the Board of Directors. The Board of Directors did not receive any notice of a Board of Directors nominee recommendation in connection with this Proxy Statement from any security holder. The Company has never received a proposal from a stockholder to nominate a director.

Board Nominees for the 2011 Annual Meeting. Each of the nominees listed in this proxy statement is a current director standing for re-election.

BOARD LEADERSHIP STRUCTURE

The Company’s Bylaws do not prohibit the Chairman of the Board from being the Chief Executive Officer at the same time. Mr. Jianquan Li is currently the Chairman of the Board and the Chief Executive Officer of the Company. The Company believes that there are a wide array of leadership structures that could apply to different business models and that every company should be afforded the opportunity to determine the ideal structure for its board leadership, which leadership structure may change over time. The Company’s leadership structure of a combined role of Chief Executive Officer and Chairman of the Board has proven extremely effective for it historically in the areas of performance and corporate governance, among others. The Company does not have a lead independent director. The Company, in consideration of the size of the Board and the presence of three independent directors who constitute the majority of the Board, believes that it is not necessary to appoint a lead independent director. The Board has determined that its current structure is in the best interests of the Company and its stockholders. The Company believes the independent nature of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee also ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company. The Board will review from time to time the appropriateness of its leadership structure and implement any changes it may deem necessary.

RISK OVERSIGHT

The Board has the ultimate oversight responsibility for the risk management process. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company. While the ultimate risk oversight rests with the Board, various committees of the Board also have responsibility for risk management; for example, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response via periodic updates.

DIRECTOR COMPENSATION

Under the terms of the Independent Directors’ Contracts with each independent director for fiscal 2010, Mr. Goldman is entitled to $50,000, Mr. Pan is entitled to $50,000 and Dr. Shieh is entitled to $15,000 as compensation for the services to be provided by them as our independent directors and as chairpersons of various board committees, as applicable. Mr. Goodner, who has resigned as a director effective from January 14, 2010, was entitled to $25,000 during his term of service for fiscal 2009.

In a contract signed on May 8, 2006, the Company agreed to grant to two of its independent directors each year non-qualified options for purchasing up to 10,000 shares of the common stock of the Company, which options shall be exercisable within three years from the grant date and have an exercise price equal to the fair market value on the grant date.  On May 8, 2006, a total of 4,167 non-qualified options was granted and expired on May 7, 2009. On February 6, 2007, a total of 10,000 non-qualified options was granted. On October 1, 2007, the Company and two of its independent directors agreed to increase the cash compensation to them of US$5,000 each, and in order to substitute the option compensation terms agreed in the previous contracts. The options granted on February 6, 2007 according to the previous contracts expired on February 5, 2010. There was no stock-based compensation cost recorded for the year ended September 31, 2010 and 2009, respectively.

Under the terms of the directors individual indemnification agreements, we agreed to indemnify the independent directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the independent directors in connection with any proceeding if the independent director acted in good faith and in the best interests of our company.

None of the employee directors receives additional compensation solely as a result of his position as a director.

BOARD MEETINGS AND COMMITTEES

The Board of Directors has standing audit, compensation and Governance and Nominating Committees. The Company’s Board of Directors met by conference call four (4) times during fiscal 2010 and the audit committee met five (5) times during fiscal 2010. The Governance and Nominating Committee and the Compensation Committee did not formally meet during fiscal 2010. Each member of the Board attended 75% or more of the aggregate number of Board meetings, and meetings of each committee on which such director served, during the dates on which he served.

Audit Committee. At the beginning of fiscal 2010, the audit committee consisted of Larry Goldman, chairman, Richard Goodner and Dr. Horngjon Shieh. Lawrence Xiaoxia Pan has been a member of the audit committee since January 14, 2010, in replacement of Richard Goodner. The Board has determined that all members of the audit committee are independent directors under the rules of the Nasdaq Stock Market, and each of them is able to read and understand fundamental financial statements. The Board has determined that Larry Goldman qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The audit committee reviews and monitors our internal controls, financial reports and accounting practices, as well as the scope and extent of the audits performed by both the independent and internal auditors, reviews the nature and scope of our internal audit program and the results of internal audits, and meets with the independent auditors. The audit committee operates under a written charter that is available on the Company’s website at http://ir.winnermedical.com/phoenix.zhtml?c=184377&p=irol-govhighlights.

Compensation Committee. At the beginning of fiscal 2010, the compensation committee consisted of Dr. Horngjon Shieh, chairman, Larry Goldman and Richard Goodner. Lawrence Xiaoxia Pan has been a member of the compensation committee since January 14, 2010, in replacement of Richard Goodner. The Board has determined that all members of the compensation committee are independent directors under the rules of the Nasdaq Stock Market. The compensation committee oversees our compensation and employee benefit plans and practices and produces a report on executive compensation. The compensation committee operates under a written charter that is available on the Company’s website at http://ir.winnermedical.com/phoenix.zhtml?c=184377&p=irol-govhighlights.

Governance and. At the beginning of fiscal 2010, the Governance and Nominating Committee consisted of Richard Goodner, chairman, Dr. Horngjon Shieh and Larry Goldman. Lawrence Xiaoxia Pan has been the chairman of the Governance and Nominating Committee since January 14, 2010, in replacement of Richard Goodner. The Board has determined that all members of the Governance and Nominating Committee are independent directors under the rules of the Nasdaq Stock Market. The primary purpose of the Governance and Nominating Committee is to identify and to recommend to the board individuals qualified to serve as directors of our company and on committees of the board, advise the board with respect to the board composition, procedures and committees, develop and recommend to the board a set of corporate governance principles and guidelines applicable to us and oversee the evaluation of the board and our management. The Governance and Nominating Committee operates under a written charter that is available on the Company’s website at http://ir.winnermedical.com/phoenix.zhtml?c=184377&p=irol-govhighlights.

COMMUNICATIONS WITH DIRECTORS

Stockholders interested in communicating directly with our Directors may send an e-mail to askboard@winnermedical.com. These communications will be reviewed by one or more employees of the Company designated by the Board, who will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that deals with the functions of the Board or committees thereof or that such designees otherwise determine requires the attention of the Board. Directors may at any time review all of the correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings.

CODE OF CONDUCT AND ETHICS

The Company has adopted a code of conduct and ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer and controller. This code of conduct and ethics was filed as Exhibit 14.1 to our current report on Form 8-K filed on May 11, 2006 with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF DIRECTORS AND
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 4, 2011 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all executive officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Winner Medical Group Inc., Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, People’s Republic of China. Percentage ownership is based upon 24,130,247 shares outstanding as of December 31, 2010.

Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Jianquan Li Ping Tse 6-15D, Donghai Garden, Futian District, Shenzhen China	Chairman, CEO and Director	18,019,764	74.68%
Xiuyuan Fang Room 5B Building 2 Jun’an Garden, Futian District Shenzhen City, Guangdong Province China	CFO, Vice President, Treasurer and Director	241,631	1.00%
Nianfu Huo Hai Yi Wan Pan, No. 333 Jin Tang Road, Tang Jia Wan Zhuhai, 519000 China	Senior Vice President and Chairman of Supervisory Board of Winner Group Limited	105,917	*
All officers and directors as a group (3 persons named above)		18,367,312	76.12%

* Less than 1%

(1)           Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company’s common stock.

(2)           For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)           Mr. Jianquan Li and his wife, Ping Tse, hold a total of 18,019,764 shares of the Company’s Common Stock. Mr. Jianquan Li disclaims the power to vote and dispose of the 4,510,565 shares of the Company’s Common Stock owned by Ping Tse. As such, Mr. Jianquan owns 13,509,199 shares of the Company’s Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the years ended September 30, 2010 and 2009, the Company purchased goods from Winner Medical & Textile (H.K.) Limited (“Winner Textile”) for US$Nil and US$5,846, respectively. Mr. Jianquan Li, director of the Company, has controlling interest in Winner Textile before its completion of deregistration in July 23, 2010. As of September 30, 2010 and 2009, there was no outstanding balance due from or due to Winner Textile.

During the year ended September 30, 2010 and 2009, the Company sold goods to Chengdu Winner Likang Medical Appliance Co., Ltd., “Winner Chengdu,” an equity investee, for $28,848 and $Nil and purchased goods from it for $94,271 and $Nil, respectively. As of September 30, 2010 and September 30, 2009, amount due to Winner Chengdu were $37,975 and $Nil, respectively; and amount due from Winner Chengdu were $751 and $Nil, respectively.

During the years ended September 30, 2010 and 2009, the Company sold goods to L+L Healthcare Hubei Co., Ltd. (“L+L”) for US$676 and US$Nil, respectively; purchased goods from L+L for US$76,675 and US$67,848, respectively; purchased machineries from L+L for US$Nil and US$36,593, respectively; and received dividends from L+L for US$Nil and US$200,000, respectively. As of September 30, 2010 and 2009, amount due to L+L was US$20,363 and US$56,349 respectively. As of September 30, 2010 and 2009, amount due from L+L was US$248 and US$Nil respectively.

The amounts due from/to the above affiliated companies are unsecured, interest free and payable according to the trading credit terms.

Our independent directors approve all related-party transactions based on their fiduciary duties under Nevada state law and based on the best interest of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the “Exchange Act”, and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that, during fiscal year 2010, such SEC filing requirements were satisfied.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation committee of the Board of Directors is responsible for setting the Company’s policies regarding compensation and benefits and administering the Company’s benefit plans. At the end of fiscal year 2010, the compensation committee consisted of Horngjon Shieh (Chairman), Larry Goldman and Lawrence Xiaoxia Pan. The members of the compensation committee approved the amount and form of compensation paid to executive officers of the Company and set the Company’s compensation policies and procedures during these periods.

The primary goals of the Company’s Board compensation committee with respect to executive compensation are to attract and retain highly talented and dedicated executives and to align executives’ incentives with stockholder value creation. The compensation committee evaluates an individual executive’s work experience, time and involvement in the Company, position and personal performance, all with a goal to setting compensation levels that are comparable with executives at companies that are of the same size and stage of development and operate in the same area and industry.

The compensation committee will conduct an annual review of the aggregate level of the Company’s executive compensation, as well as the mix of elements used to compensate the Company’s executive officers. The Company compares compensation levels with amounts currently being paid to executives at similar companies in the same area and the same industry. The Company also compares compensation levels with local practices in China. The Company believes that its compensation levels are competitive with local conditions.

Elements of compensation

The Company’s executive compensation consists of the following elements:

Base Salary. Base salaries for the Company’s executives are established to be amounts of compensation that are similar to those paid by other companies to executives in similar positions and with similar responsibilities. Base salaries are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The compensation committee established a salary structure to determine base salaries and is responsible for initially setting executive officer compensation in employment arrangements with each individual. The base salary amounts are intended to reflect the Company’s philosophy that the base salary should attract experienced individuals who will contribute to the success of the Company’s business goals and represent cash compensation that is commensurate with the compensation of individuals at similarly situated companies. The Company’s structure includes a basic annual salary amount for each category of directors and officers. Individuals then receive a salary enhancement in connection with their position. Finally, the initial base salary is increased by a “household subsidy” that represents a living allowance.

Discretionary Annual Bonus. The compensation committee has the authority to award discretionary annual bonuses to the Company’s executive officers. Bonuses are intended to compensate officers for achieving financial and operational goals, and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as the accomplishment of planned targets for sales revenue, net profit and asset turnover rate. In addition, except for the CEO, other executive officers’ annual bonuses are also dependent upon the performance measurement score of the departments of which he/she is in charge. The bonus targets are set at a reasonable level, and the compensation committee believes that a majority of the executive officers could achieve these targets. The actual amount of discretionary bonus is determined following a review of each executive’s individual performance and contribution to the Company’s strategic goals conducted during the first quarter of the next fiscal year following the year subject to review. For example, in fiscal year 2010, the Company’s CEO, Mr. Jianquan Li, was awarded a bonus of $27,824 (RMB 188,232), and the Company’s CFO, Mr. Xiuyuan Fang, was awarded a bonus of $7,376 (RMB 49,899), each with respect to their performance during fiscal year 2009.

Equity Incentive Plan. The Company’s 2006 Equity Incentive Plan, the “2006 Plan,” was initially adopted by the Company’s Board of Directors in April 2006 and approved by the Company’s stockholders in April 2006. The 2006 Plan provides for the grant to the Company’s employees, directors, consultants and advisors of stock options, stock appreciation rights and stock awards, including restricted stock, performance grants, stock bonuses and other similar types of awards, including other awards under which recipients are not required to pay any purchase or exercise price, such as phantom stock rights. All equity awards granted under the Plan will be granted with respect to shares of the Company’s common stock.

During the last fiscal year, neither the Company nor its subsidiaries granted any stock options or stock appreciation rights to any executive officers. In fiscal year 2007, the Company made individual grants of options to purchase shares to directors, as reported below in the Director Compensation Table.

On October 7, 2007, the Company’s Board of Directors approved certain amendments to the 2006 Plan. Among other things, the 2006 Plan was amended to:

1.)
Clarify that, in the event the Company experiences a change of control of the Company, the Board or a committee of the Board may (i) provide for the assumption or substitution of or adjustment to each outstanding award, (ii) accelerate the vesting of options and terminate any restrictions on stock awards, and/or (iii) provide for termination of awards as a result of the change in control on such terms as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the participant.

2.)
Clarify that, in the event of a proposed dissolution or liquidation of the Company, unless otherwise determined by the administrator, all outstanding awards will terminate immediately prior to such transaction.

3.)
Provide that the administrator may permit participants under the 2006 Plan to defer compensation payable under the terms of a written award agreement, so long as each such deferral arrangement complies with Section 409A of the U.S. Internal Revenue Code.

On October 7, 2007, the Company’s Board of Directors also approved the 2008-2009 Restricted Stock Unit Incentive Plan, the “2008-2009 Plan,” an equity incentive compensation program for fiscal years 2008 and 2009 that is a sub-plan of the Company’s 2006 Plan.

Eligible participants under the 2008-2009 Plan are directors who are employees of the Company, and the Company’s senior management and key employees as designated by the Company’s Chief Executive Officer or the Company’s Board of Directors. All equity awards to participants in the 2008-2009 Plan will be restricted stock unit awards, where a participant will be eligible to receive one share of the Company’s common stock for each restricted stock unit that vests upon the achievement of corporate and individual objectives and such participant’s continued employment as of the applicable vesting date.

The material terms of the 2008-2009 Plan include the following:

1.)
The maximum number of restricted stock units available for issuance under the 2008-2009 Plan was 1,200,000 units. The 1,200,000 units became 600,000 units as a result of our 1-for-2 reverse stock split in October 2009. The shares of the Company’s common stock issuable upon vesting of the restricted stock units would be issued from the Company’s 2006 Plan.

2.)
The Company’s Board of Directors established target corporate net income and annual sales objectives for each of fiscal years 2008 and 2009, and each participant’s individual performance objectives were set by the Company’s Chief Executive Officer. The Company’s Board of Directors or the Compensation Committee of the Company’s Board certified the satisfaction of each target.

3.)
On each of October 7, 2010 and October 7, 2011, a participant is eligible to vest in up to 50% of the total number of restricted stock units underlying an award. Twenty-five percent of the potential vesting at each vesting date is tied to satisfaction of each of the target corporate net income and annual sales objectives, respectively, and 50% of the potential vesting is tied to achievement of a participant’s individual performance objectives. On October 7, 2010, under the 2008-2009 Restricted Stock Unit Incentive Plan, the Company vested its 179,507 units of restricted stock, which reflected our 1-for-2 reverse stock split, to 95 eligible participants who were employees of the Company and the Company’s senior management and key employees, as designated by the Company’s Chief Executive Officer under authority of the Company’s Board of Directors.

On September 8, 2009, the Company’s Board of Directors also approved the 2010-2011 Restricted Stock Unit Incentive Plan, the “2010-2011 Plan,” an equity incentive compensation program for fiscal years 2010 and 2011 that is a sub-plan of the Company’s 2006 Plan. Eligible participants under the 2010-2011 Plan are directors who are employees of the Company, and the Company’s senior management and key employees as designated by the Company’s Chief Executive Officer or the Company’s Board of Directors. All equity awards to participants in the 2010-2011 Plan will be restricted stock unit awards, where a participant will be eligible to receive one share of the Company’s common stock for each restricted stock unit that vests upon the achievement of corporate and individual objectives and such participant’s continued employment as of the applicable vesting date.

The material terms of the 2010-2011 Plan include the following:

1.)
The maximum number of restricted stock units that will be available for issuance under the 2010-2011 Plan is 600,000 units. The 600,000 units became 300,000 units after the reverse stock split. The shares of the Company’s common stock issuable upon vesting of the restricted stock units will be issued from the Company’s 2006 Plan.

2.)
The Company’s Board of Directors established target corporate net income and annual sales objectives for each of fiscal years 2010 and 2011, and each participant’s individual performance objectives were set by the Company’s Chief Executive Officer. The Company’s Board of Directors or the Compensation Committee of the Company’s Board will certify the satisfaction of each target.

3.)
On each of September 8, 2012 and September 8, 2013, a participant is eligible to vest in up to 50% of the total number of restricted stock units underlying an award. Twenty-five percent of the potential vesting at each vesting date is tied to satisfaction of each of the target corporate net income and annual sales objectives, respectively, and 50% of the potential vesting is tied to achievement of a participant’s individual performance objectives.

On October 6, 2009, the Company’s Board of Directors also approved the 2011-2013 Restricted Stock Unit Incentive Plan, the “2011-2013 Plan,” an equity incentive compensation program for fiscal years 2011, 2012 and 2013 that is a sub-plan of the Company’s 2006 Plan. Eligible participants under the 2011-2013 Plan are directors who are employees of the Company, and the Company’s senior management and key employees as designated by the Company’s Chief Executive Officer or the Company’s Board of Directors. All equity awards to participants in the 2010-2011 Plan will be restricted stock unit awards, where a participant will be eligible to receive one share of the Company’s common stock for each restricted stock unit that vests upon the achievement of corporate and individual objectives and such participant’s continued employment as of the applicable vesting date.

The material terms of the 2011-2013 Plan include the following:

1.)
The maximum number of restricted stock units that will be available for issuance under the 2011-2013 Plan is 500,000 units, which reflects our 1-for-2 reverse stock split. On the date of approval of the 2011-2013 Plan, the Board granted 300,000 units to certain participants in the plan. The remaining 200,000 units are reserved for grants to new key employees or to existing employees of the Company who have made significant contributions. The shares of the Company’s common stock issuable upon vesting of the restricted stock units will be issued from our 2006 Plan.

2.)
The Company’s Board of Directors has established target corporate net income and annual sales objectives for each of fiscal years 2011, 2012 and 2013, and each participant’s individual performance objectives have been set by the Company’s Chief Executive Officer. The Company’s Board of Directors or the Compensation Committee of the Company’s Board will certify the satisfaction of each target.

3.)	No award to a participant under the 2011-2013 Plan may exceed 1% of the Company’s outstanding capital stock as of the date of grant.

4.)	The 2011-2013 Plan expires upon the earlier of four years of the date of approval or the effective date of termination of the 2006 Plan.

5.)
The Board has established target corporate net income and annual sales objectives for Shenzhen PurCotton for the fiscal years 2011, 2012 and 2013. In addition, each participant will be given a personal performance target as set by the Company’s Chief Executive Officer.

6.)
On each of October 6, 2012, October 6, 2013 and October 6, 2014, a participant will be eligible to vest up to 1/3 of the total number of restricted stock units underlying an award. The percentage of such vesting is predetermined for each participant and tied to satisfaction of the target corporate net income and annual sales objectives, as well as attainment of each participant’s personal performance targets. The Board or the Compensation Committee of the Board will certify the satisfaction of each target.

Other Compensation. Other than the annual salary for the Company’s executive officers, the bonus that may be awarded to executive officers at the discretion of the Compensation Committee and arrangements with executive officers for the use of a Company car, and the household subsidies referred to above, the Company does not have any other benefits and perquisites for its executive officers. However, the Compensation Committee in its discretion may provide benefits and perquisites to executive officers if it deems it advisable.

Employment contracts and termination of employment

All of the Company’s executive officers have executed standard employment agreements with the Company, which are governed under PRC law. Other than the amount of compensation, the terms and conditions of the employment agreements with the executive officers are substantially the same as those of the Company’s standard employment agreements with non-executive employees. The Company’s standard employment agreements are for a fixed period of three years and may be renewed upon notice from the employee and consent of the Company. The Company may terminate an employment agreement upon thirty days’ notice if an employee is not suitable for the job due to medical or other reasons. An employee may terminate his or her employment agreement without cause upon one month’s notice.  The compensation stated in the agreement is the basic salary and is subject to adjustment on an annual basis.

Role of Executives in Executive Compensation Decisions

The Compensation Committee seeks input from our President and Chief Executive Officer when discussing the performance of, and compensation levels for, executives other than such persons. None of our executives participate in deliberations relating to his own compensation. In particular, the Compensation Committee seeks input from our Chief Executive Officer in assessing the performance of individual executive officers, assessing competitive conditions in the market for retaining key employees and establishing the Company’s business goals and financial objectives which are used by the Compensation Committee in setting compensation levels.

Compensation of Executive Officers

The following represents the compensation for our named executive officers.

•
Jianquan Li, the Company’s CEO and President, has an employment agreement that became effective as of January 1, 2008. The agreement is for a term of three years. Mr. Li received an annual salary of approximately $130,000 under the agreement (RMB 900,000) during the fiscal year ended September 30, 2010.

•
Xiuyuan Fang, the Company’s CFO, Vice President and Treasurer, has an employment agreement that became effective as of January 1, 2008. The agreement is for a term of three years. Mr. Fang received an annual salary of approximately $74,000 under the agreement (RMB 500,000) during the fiscal year ended September 30, 2010.

•
Nianfu Huo, the Company’s Senior Vice President, has an employment agreement that became effective as of January 1, 2008. The agreement is for a term of three years. Mr. Huo received an annual salary of approximately $28,000 under the agreement (RMB 200,000) during the fiscal year ended September 30, 2010.

The Company’s Board of Directors also approved the following restricted stock unit awards, which reflect our 1-for-2 reverse stock split, to certain executives on October 7, 2007 and October 16, 2008:

Name and Principal Position	Restricted Stock Unit Award in 2007 (shares)	Restricted Stock Unit Award in 2007 ($)(1)	Restricted Stock Unit Award in 2008 (shares)	Restricted Stock Unit Award in 2008 ($)(2)
Jianquan Li, President, Chief Executive Officer and Director	20,000	$72,000	-	-
Xiuyuan Fang, Chief Financial Officer, Vice President, Director and Treasurer	20,000	$72,000	5,000	$2,500
Nianfu Huo, Senior Vice President, Director and Chairman of Supervisory Board of Winner Group Limited	20,000	$72,000	-	-

(1) Estimated value of award as of grant date is based on the last sale price of the Company’s common stock as quoted on NASDAQ.com as of October 5, 2007, which was $3.60 per share, and assumes that the individual achieves 100% of the applicable corporate and individual objectives set forth in the award.

(2) Estimated value of award as of grant date is based on the last sale price of the Company’s common stock as quoted on NASDAQ.com as of October 15, 2008 which was $0.50 per share, and assumes that the individual achieves 100% of the applicable corporate and individual objectives set forth in the award.

The Company’s Board of Directors also approved the following restricted stock unit awards, which reflected our 1-for-2 reverse stock split, to certain executives on September 8, 2009.

Name and Principal Position	Restricted Stock Unit Award in 2009 (shares)	Restricted Stock Unit Award in 2009 ($)(1)	Restricted Stock Unit Award in 2010 (shares)	Restricted Stock Unit Award in 2010 ($)(2)
Jianquan Li, President, Chief Executive Officer and Director	10,000	$44,000	-	-
Xiuyuan Fang, Chief Financial Officer, Vice President, Director and Treasurer	10,000	$44,000	-	-
Nianfu Huo, Senior Vice President, Director and Chairman of the Supervisory Board of Winner Group Limited	2,500	$11,000	1,000	$4,560

(1)
Estimated value of award as of grant date is based on the last sale price of the Company’s common stock as quoted on the NASDAQ.com as of September 8, 2009, which was $4.40 per share, and assumes that the individual achieves 100% of the applicable corporate and individual objectives set forth in the award.

(2)
Estimated value of award as of grant date is based on the last sale price of the Company’s common stock as quoted on the NASDAQ.com as of September 18, 2010, which was $4.56 per share, and assumes that the individual achieves 100% of the applicable corporate and individual objectives set forth in the award.

On October 7, 2010, under the 2008-2009 Restricted Stock Unit Incentive Plan, a sub-plan of the 2006 Amended and Restated Restricted Stock Unit Incentive Plan, 179,507 units of restricted stock, which reflected a 1-for-2 reverse stock split, vested with 95 eligible participants who were the Company’s senior management and key employees as designated by the Company’s Chief Executive Officer under authority of the Company’s Board of Directors. At that time, Mr. Jianquan Li, Mr. Xiuyuan Fang and Mr. Nianfu Huo vested 7,500, 9,375 and 7,500 units, respectively, under the Plan.

Director Compensation

On May 8, 2006, we entered into separate Independent Directors’ Contracts and Indemnification Agreements with each of the independent directors. Under the terms of the Independent Directors’ Contracts and as increased for fiscal 2010, Mr. Goldman is entitled to $50,000, Mr. Goodner, who resigned as a director effective from January 14, 2010, was entitled to $25,000during his term of service for fiscal 2010, and Dr. Shieh is entitled to $15,000 as compensation for the services to be provided by them as our independent directors, and as chairpersons of various board committees, as applicable.

The following table summarizes director compensation during the fiscal year 2010.
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jianquan Li	-	-	-	-	-	-	-
Xiuyuan Fang	-	-	-	-	-	-	-
Larry Goldman	$50,000	-	-	-	-	-	$50,000
Lawrence Xiaoxia Pan	$50,000	-	-	-	-	-	$50,000
Richard Goodner	$25,000	-	-	-	-	-	$25,000
Horngjon Shieh	$15,000	-	-	-	-	-	$15,000

Under the terms of the Indemnification Agreements, we agreed to indemnify the independent directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the independent directors in connection with any proceeding if the independent director acted in good faith and in the best interests of our company. The Independent Directors’ Contracts and Indemnification Agreements were filed as Exhibits 10.1 through 10.6 to our current report on Form 8-K filed on May 11, 2006.

None of the employee directors receives additional compensation solely as a result of his position as a director.

Summary Compensation Table

The following table sets forth information regarding compensation for the fiscal year ended September 30, 2010 received by our Chief Executive Officer and Chief Financial Officer, the “Named Executive Officers.” The total compensation of each other executive officer did not exceed $100,000 per year.

Name And Principal Position	Year	Salary (1) (3)	Bonus (1)	Stock Awards (1)	Option Awards	Nonequity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation	All Other Compensation (2)	Total (1)
Jianquan Li,	2010	$130,239	$27,824						$158,063
CEO, President	2009	$113,547	$46,477	-	-	-	-	-	$160,024
and Director	2008	$100,280	$49,820	-	-	-	-	-	$150,100
Xiuyuan Fang,	2010	$74,396	$7,376						$81,772
CFO, Vice President, Director,	2009	$63,017	$16,301	-	-	-	-	-	$79,318
and Treasurer	2008	$49,350	$13,310	-	-	-	-	-	$62,660

(1) Salary, bonus amounts, stock awards and total compensation are reported in United States dollars.

(2) During fiscal year 2010, the executive officers of the Company were not granted any perquisites or other personal benefits other than an arrangement with Mr. Li to use a company car. The total value of this perquisite is less than $10,000, therefore we have not disclosed any amount in the Summary Compensation Table under “All Other Compensation” as permitted under Item 402(c)(2)(ix)(A).

Option Exercises and Stock Vested. None of our executive officers exercised any options during the last fiscal year, nor did any such officer hold any restricted stock that vested during the last fiscal year.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent accountants. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for 2010, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended September 30, 2010 with the Company’s management and the independent accountants;

•
discussed with BDO Limited, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•
reviewed the written disclosures and the letter from BDO Limited required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by BDO Limited are compatible with maintaining their independence;

•
based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the Securities and Exchange Commission; and

•	instructed the independent auditors that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

Larry Goldman (chairman), Lawrence Xiaoxia Pan and Dr. Horngjon Shieh

Audit Committee’s Pre-Approval Policy

During the fiscal year ended September 30, 2010, the Audit Committee of the Board of Directors adopted policies and procedures for the pre-approval of all audit and non-audit services to be provided by the Company’s independent auditor and for the prohibition of certain services from being provided by the independent auditor. The Company may not engage the Company’s independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditor during the fiscal year. At the time such pre-approval is granted, the Audit Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence. During the fiscal year ended September 30, 2010, we did not hire our independent auditor for any non-audit services.

Principal Accountant Fees and Services

The Audit Committee has appointed BDO Limited as the Company’s independent auditors for the fiscal year ending September 30, 2010. The following table shows the fees paid or accrued by the Company for the audit and other services provided by BDO Limited for fiscal 2010 and 2009.

	2010		2009

Audit Fees	$$317,100	(1)	$$190,000
Audit-Related Fees			—
Tax Fees			—
All Other Fees			—

Total	$$317,100		$$190,000

(1) Including fees in connection with the Registration Statement Form S-3 and issuance of comfort letter during 2010 that were $10,000 and $28,000, respectively.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of five directors to serve for a one-year term until the 2012 annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nomination of Jianquan Li, Xiuyuan Fang, Larry Goldman, Lawrence Xiaoxia Pan and Dr. Horngjon Shieh for election to the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “for” the election of Jianquan Li, Xiuyuan Fang, Larry Goldman, Lawrence Xiaoxia Pan and Dr. Horngjon Shieh as directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Jianquan Li, Xiuyuan Fang, Larry Goldman, Lawrence Xiaoxia Pan and Dr. Horngjon Shieh.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS

At the Annual Meeting, the stockholders will be asked to ratify the appointment of BDO Limited as the Company’s independent auditors for the fiscal year ending September 30, 2011. Representatives of BDO Limited are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of BDO Limited as the Company’s independent auditors for the fiscal year ending September 30, 2011.

PROPOSAL 3 — APPROVAL OF EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules (commonly referred to as a “Say-on-Pay”).

As described under the heading “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to the Company’s success. The Company believes that the various elements of its executive compensation program work together to promote its goal of ensuring that total compensation should be related to both the Company’s performance and individual performance.

Stockholders are urged to read the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement, which discusses how the Company’s executive compensation policies implement its compensation philosophy, and the “Executive Compensation—Compensation of Executive Officers” section of this proxy statement, which contains narrative discussion and tabular information about the compensation of the Company’s named executive officers, including information about fiscal 2010 compensation of the Company’s named executive officers. The Compensation Committee and the Company’s Board of Directors believe that these policies are effective in implementing the Company’s compensation philosophy and in achieving its goals.

The Company is asking its stockholders to indicate their support for its executive compensation as described in this proxy statement. This Say-on-Pay proposal gives the Company’s stockholders the opportunity to express their views on its named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company is asking its stockholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and the other related tables and disclosure.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Company’s Board of Directors and its Compensation Committee value the opinions of the stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends voting “for” the approval of the Company’s executive compensation program, as described in the “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Compensation of Executive Officers” sections of this proxy statement.

PROPOSAL 4 — APPROVAL OF FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

In connection with Proposal 3, the Dodd-Frank Act also requires that the Company include in this proxy statement a separate advisory (non-binding) stockholder vote to advise on how frequently the Company should seek a Say-on-Pay vote. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two or three years.

Our Board of Directors has not made a recommendation regarding this policy in order to seek input from the Company’s stockholders regarding the frequency with which they would like to vote on this issue. The Company understands that stockholders may have different views as to what is the best approach for the Company, and it looks forward to hearing from stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting. Under SEC rules, the Company will be required to permit stockholders to vote on the frequency of the Say-on-Pay vote at least once every six years.

The Board of Directors is not making any recommendation on how stockholders should vote on this matter. The selection regarding the frequency of the stockholder vote on executive compensation receiving the highest number of “FOR” votes shall be deemed approved. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the proxy statement of the Board of Directors for the 2012 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at Winner Industrial Park, Bulong Road, Longhua, Shenzhen City, 518109, People's Republic of China, on or before November 2, 2011. In addition, if the Company is not notified by the secretary of the Company of a proposal to be brought before the 2012 Annual Meeting by a stockholder on or before January 14, 2012, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors

Jianquan Li
Chairman
Shenzhen, People's Republic of China
March 4, 2011

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.